Exhibit 99.2

$13.47 Million from Telecommunications Growth; Advances AI Platform with Strategic IP Acquisitions

Aug 14, 2025 9:00am EDT

Company posts first full quarter at scale in telecom; strengthens technology stack with recent M&A; focuses on disciplined execution and margin expansion.

NEW YORK, NY / ACCESS Newswire / August 14, 2025 / Nixxy Inc. (NASDAQ:NIXX) (“Nixxy” or the “Company”), an AI data infrastructure and intelligent communications company, today announced results for its quarter ended June 30, 2025 (“Q2 2025”). Nixxy delivered $13.47 million in Q2 revenue, a step-change from the prior-year period, reflecting rapid scaling of its AI-enabled telecommunications operations.

Q2 2025 Highlights

•	Revenue: $13.47 million, primarily from telecommunications services.
•	Year-to-date revenue: $14.86 million through June 30, 2025.
•	Technology/IP acceleration: Closed or advanced three IP acquisitions integral to Nixxy's platform, Savitr (Aura CPaaS), Aqua Software (AI systems), and NexGenAI (gen-AI/ML stack).
•	Integration momentum: Company surpassed a $6.6 million monthly revenue milestone in June 2025 as telecom operations scaled.

The quarter reflects Nixxy’s pivot to an AI-driven communications model. On the balance sheet, intangible assets tied to acquired software and licenses increased underscoring the platform buildout. Total assets were $13.25 million and stockholders’ equity $6.73 million at quarter-end; cash and cash equivalents were $940,000.

Subsequent Event - On August 12, 2025, Nixxy completed the acquisition of the Edge data center assets of Everythink Innovations Limited (EIL), a telecom and edge infrastructure provider with operations in Fremont, California and Vancouver, Canada. In exchange, Nixxy issued 2,000,000 restricted shares of common stock and agreed to pay an additional $150,000 upon certain conditions, for an aggregate transaction value of $3,650,000. Once integrated into the Company’s foundational AI data infrastructure layer, these assets are expected to enhance in-house capacity for AI-enabled communications workloads, improve network resiliency, and support mix optimization and unit economics over time.

“Q2 marks a turning point for Nixxy. We scaled telecom revenue quickly, validating our strategy while upgrading our technology stack with targeted IP acquisitions,” said Mike Schmidt, CEO of Nixxy. “Following quarter-end, we expanded our infrastructure footprint with the acquisition of EIL’s Edge data center assets in Fremont and Vancouver. Integrating these facilities into our AI Data Infrastructure is expected to enhance capacity, resiliency, and automation across our stack, supporting our goal to convert scale into durable margin expansion in the periods ahead.”

Full details are available in Nixxy’s Quarterly Report on Form 10-Q for the period ended June 30, 2025.

About Nixxy, Inc. (NASDAQ:NIXX) a technology company at the forefront of AI-powered business services, powering the next generation of intelligent services across telecom, healthcare, and enterprise markets. Anchored by its proprietary AI Infrastructure platform, Nixxy provides scalable, secure, and LLM-agnostic infrastructure for deploying private AI at scale. From global voice and messaging to AI-enhanced diagnostics, Nixxy delivers solutions where infrastructure, intelligence, and monetizable data converge. With a strategy focused on platform extensibility, data monetization, and data access models, Nixxy is building the foundation for the future of enterprise AI deployment and private data economy.

Filings and press releases can be found at http://www.nixxy.com/investor-relations.

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Contact Information

Investor Contact: Nixxy, Inc.

Investor Relations Email: IR@nixxy.com

Phone: (877) 708-8868

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company’s business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as ‘anticipates,’ ‘believes,’ ‘expects,’ ‘intends,’ ‘plans,’ and ‘will,’ or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation Disclaimer

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company’s business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company’s operations; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including those risk factors contained in the Company’s Form 10-K for the year ended December 31, 2024.

SOURCE: Nixxy, Inc.

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